                                                                   EXHIBIT 23.02

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement
(Form S-8) pertaining to the 2000 Stock Option/Stock Issuance Plan of OneSecure, Inc. of our report dated November 7, 2001 (except for the last paragraph of Note 11, as to which the date is November 21, 2001) with respect to the consolidated financial statements and schedule of NetScreen Technologies, Inc. included in Amendment No. 4 to the Registration Statement Form S-1 (No. 333-71048) and related prospectus of NetScreen Technologies, Inc. for the year ended
September 30, 2001, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP

San Jose, California
September 25, 2002